CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 16, 2008 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the “Company”) included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended April 30, 2008.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
July 28, 2007	Licensed Public Accountants

1167 Caledonia Road Toronto, Ontario M6A 2X1 Tel: 416 785 5353 Fax: 416 785 5663